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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): December 31, 2001

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                                   THCG, INC.
             (Exact name of registrant as specified in its charter)




           Delaware                       0-26072                 87-0415597
(State or Other Jurisdiction of   (Commission File Number)     (I.R.S. Employer
Incorporation or Organization)                               Identification No.)





    512 Seventh Avenue, 17th Floor
          New York, New York                                        10018
    (Address of Principal Executive                              (Zip Code)
               Offices)




      Registrant's telephone number, including area code: (212) 223-0440

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Item 4.  Changes in Registrant's Certifying Accountant.

As of September 14, 2001, the Company acquired all of the shares of Donald & Co. Securities, Inc. ("Donald") pursuant to a Plan and Agreement of Exchange, dated June 29, 2001 and amended August 28, 2001 (the "Stock Purchase Agreement"), with Star Cross, the sole stockholder of Donald. Donald is a broker-dealer and constitutes the whole of the operations of the Company. Donald has historically used Richard A. Eisner & Co. ("Eisner") as its auditors. As a result of this transaction, the Company has chosen to engage the same auditors as its operating subsidiary.

The Company and its former accountants, Arthur Andersen & Co. ("Andersen"), mutually agreed to this change, effective December 31, 2001. Eisner has agreed to become the accountants for the Company effective the same day.

Andersen's report on the financial statements of the Company for the past two years did not contain an adverse opinion or a disclaimer of opinion.

The decision to change accountants was approved by the board of directors.

There were no disagreements with the former accountants, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.


Item 8.  Change in Fiscal Year.

Also in conjunction with the transaction described in Item 4, the Company has decided to change its fiscal year to coincide with the fiscal year of its operating subsidiary, Donald. Therefore, as of October 1, 2001, the Company will have a fiscal year commencing October 1 and ending September 30.


Exhibits
                  None.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 4, 2002


                                    THCG, INC.

                                    By:         /s/ Stephen H. Blum
                                               -------------------------
                                    Name:       Stephen H. Blum
                                    Title:      President